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EXHIBIT 99.2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:			GIVE THE SOCIAL SECURITY NUMBER OF—
1.	An individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)
5.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law.	The actual owner(1)
6.	Sole proprietor		The owner(4)

FOR THIS TYPE OF ACCOUNT:		GIVE THE EMPLOYER IDENTIFICATION NUMBER OF—
7.	Sole Proprietorship	The owner(4)
8.	A valid trust, estate, or pension trust	The legal entity(5)
9.	Corporate	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration and the Internal Revenue Service (IRS), respectively and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING—

        Payees specifically exempted from backup withholding on certain specific payments including the following:

  •
  A corporation.

  •
  A financial institution.

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  An organization exempt from tax under section 501(a), or an individual retirement plan.

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  The United States or any agency or instrumentality thereof.

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  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

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  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

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  A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

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  A real estate investment trust.

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  A common trust fund operated by a bank under section 584(a).

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  An entity registered at all times under the Investment Company Act of 1940.

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  An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

  •
  A foreign central bank of issue.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

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  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

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  Payments of patronage dividends where the amount renewed is not paid in money.

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  Payments made by certain foreign organizations.

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  Payments made to a nominee.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

Exempt payees described above must still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM ENCLOSED HEREWITH WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM.

        Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 605N.

PRIVACY ACT NOTICE—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.

        Certain penalties may also apply.

  (1)
  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

  (2)
  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING—If you make a false statement with no reasonable basis which result in no imposition of backup withholding, you are subject to a penalty of $500.

  (3)
  CRIMINAL PENALTY FOR FALSIFYING INFORMATION—Falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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  EXHIBIT 99.2